Exhibit 99.1
ENERGY, INC. ANNOUNCES ITS INTENT TO TRANSFER
TO THE NYSE AMEX STOCK EXCHANGE
Mentor, Ohio (December 9, 2009) — Energy, Inc. (NASDAQ: EGAS) today announced that it has been authorized to list its shares of common stock on the NYSE Amex stock exchange. Energy, Inc. anticipates the shares of its common stock will begin trading on the NYSE Amex on December 18, 2009, using its current symbol “EGAS.” Until that time, Energy, Inc.’s common stock will continue to trade on NASDAQ Global Market.
“We are excited about our move to the NYSE Amex stock exchange which we believe will further enhance our investor outreach as we continue to build shareholder value in our businesses,” said Richard M. Osborne, CEO and Chairman of Energy, Inc. “Energy, Inc. continues to broaden its utility platform with the recent addition of an 83% interest in Cut Bank Gas as well as the pending acquisitions by mergers of the three natural gas utility companies in Northeastern Ohio and Western Pennsylvania which would result in Energy, Inc. having more than 60,000 gas customers in six states.”
“We are pleased to welcome Energy, Inc. to the NYSE Amex,” said Scott R. Cutler, NYSE Euronext EVP and Head of Listings, Americas. “Energy, Inc. is the first company to transfer from Nasdaq to NYSE Amex since NYSE Euronext completed its acquisition of the former American Stock Exchange. Energy, Inc. is making a significant move, and the company and its shareholders will benefit from their association with the NYSE’s superior market, services and network of leading energy companies.”
About Energy, Inc.
Energy, Inc. is the parent company of Energy West, Incorporated, which distributes and sells natural gas to end-use residential, commercial, and industrial customers. It distributes approximately 26 billion cubic feet of natural gas to approximately 38,500 customers through regulated utilities operating in Montana, Wyoming, North Carolina and Maine. The company markets approximately 2.3 billion cubic feet of natural gas to commercial and industrial customers in Montana and Wyoming on an unregulated basis. The company also has a majority ownership interest in 160 natural gas producing wells and gas gathering assets. In addition, the company owns the Shoshone interstate and the Glacier gathering pipelines located in Montana and Wyoming. The company’s Montana public utility was originally incorporated in 1909 and is headquartered in Great Falls, Montana.
Safe Harbor Regarding Forward-Looking Statements
Energy, Inc. is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform

Act of 1995 for any forward-looking statements made by, or on behalf of, Energy, Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to the Company’s continued ability to make dividend payments, the Company’s ability to implement its business plan, the Company’s ability to consummate its pending acquisitions and to successfully integrate the operations of the acquired companies; the Company’s ability to meet all of the requirements necessary to receive final authorization to list its common stock on the NYSE Amex or otherwise receive such approval; fluctuating energy commodity prices, the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks, risks associated with contracts accounted for as derivatives and various other matters, many of which are beyond the Company’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Energy, Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
For additional information or clarification regarding Energy, Inc., please contact: Kevin Degenstein, President and Chief Operating Officer.
The Company’s toll-free number is (800) 570-5688. The Company’s web site is www.ewst.com. The Company’s address is 1 First Avenue South, Great Falls, Montana 59401.